Exhibit 99.1

STONEPATH GROUP REPORTS Q2 2005 RESULTS, $2.1 MILLION OF
EBITDA; CONTINUED IMPROVEMENT EXPECTED IN SECOND HALF

SEATTLE, WA, August 9, 2005 – Stonepath Group (AMEX: STG), a global logistics services organization, has reported financial results for the three and six months ended June 30, 2005.

Second Quarter Results

For the second quarter of 2005, Stonepath reported revenue of $100.0 million, an increase of $13.6 million, or 15.7 percent, over the prior-year period. Net revenue was $22.1 million, an increase over the prior-year period of $3.1 million, or 16.0 percent.  The Company reported a net loss of $0.4 million in the second quarter, or $0.01 per basic and diluted share, including a restructuring charge of $0.1 million incurred in connection with our previously announced restructuring program.  This compares to a net loss of $1.4 million or $0.03 per diluted share for the same prior-year period.

For the second quarter of 2005, EBITDA was $2.1 million compared to $0.2 million for the second quarter of 2004, an improvement of $1.9 million compared to the corresponding prior-year period.(1)  Higher international volumes and slightly higher domestic margins offset by slightly higher operating costs provided improved operating results in 2005.

First Half Results

For the first half of 2005, Stonepath reported revenues of $190.0 million, an increase of $43.3 million, or 29.5 percent, including the results of the Shaanxi acquisition concluded in March 2004.  Net revenue increased over the prior-year period by $6.7 million, or 18.8 percent, to $42.5 million.  The Company reported a net loss of $7.9 million in the first half of 2005 or $0.18 per basic and diluted share. This compares to a net loss of $7.1 million or $0.17 per diluted share for the same prior-year period.  The net loss in 2005 includes restructuring charges of $3.4 million or $0.08 per share while the net loss in 2004 reflects a provision for excess earn-out payments of $3.1 million or $0.08 per diluted share.

Strategic and Operational Progress Drive EBITDA Improvement

Dennis Pelino, Stonepath’s Chairman, commented, “Management’s focus remains on strategic expansion, organizational discipline and client development initiatives that will bring Stonepath sustained growth in the future.  Our improved second quarter financial performance reflects successful restructuring initiatives and increased cost efficiencies while a steady flow of new business drives organic growth.  Building on a global platform structured to benefit from this robust international trade environment, our centralization and integration initiatives in the U.S. and our offshore strategic expansion efforts are on pace to deliver steadily improving performance.”

Positive Trends Expected to Continue into 2006

Jason Totah, Stonepath Group’s Chief Executive Officer, noted, “We are very encouraged by the new business activity we are generating — a clear sign that our fully integrated global solution set is being embraced by shippers seeking a long-term logistics partner in this competitive marketplace.  We expect to see these positive trends continue into 2006, supported by investment in our innovative, end-to-end global logistics service offerings, which are translating into a competitive advantage for our client base.”

(1) Supplemental Pro Forma Information

We believe that supplemental disclosure of our EBITDA, or earnings before interest, taxes, depreciation and amortization is a useful measure for investors because it eliminates the effect of these non-cash costs and provides an important metric for our business. A reconciliation of EBITDA amounts to the most directly comparable GAAP measures for the three months ended June 30, 2005 and 2004 is shown below:

	Second Quarter
	2005	2004
Net loss, as reported	$(383,126)	$(1,386,806)
Income tax expense	671,798	444,371
Interest expense	695,067	59,304
Depreciation and amortization	1,138,374	1,132,942
EBITDA	$2,122,113	$249,811

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Stonepath will host a conference call for shareholders and the investing community on Wednesday, August 10, 2005 at 1:00 p.m. Eastern Time (10 a.m. Pacific).  The call can be accessed by dialing (800) 344-0961 (US) or (706) 634-0981 (International) and is expected to last approximately 30 minutes. Callers are requested to dial in at least five minutes before the start of the call. An audio replay will be available until August 17, 2005 at (800) 642-1687 or (706) 645-9291(International), access code: 8357892.

About Stonepath Group (AMEX:STG)

Stonepath (www.stonepath.com) is a global, third-party logistics organization providing a full range of transportation and distribution solutions to multinational and local businesses. Through an aggressive acquisition strategy and strong organic growth, the Company has expanded rapidly, establishing a network of owned operations throughout the U.S., the Asia-Pacific region and Latin America. Stonepath provides a full-range of time-definite transportation and distribution solutions to a diverse client mix of retail leaders, automotive and technology concerns, government agencies, and defense contractors. For more information about the Company, please contact John Brine at (212) 254-8280.

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenue consistent with recent results, (ii) our ability to achieve our targeted operating margins, (iii) our ability to compute our restructuring efforts within the costs we now expect, (iv) our ability to realize the planned benefits from our restructuring efforts, (v) our dependence on certain large customers, (vi) our dependence upon certain key personnel, (vii) an unexpected adverse result in any legal proceeding, (viii) competition in the freight forwarding, logistics and supply chain management industry, (ix) the impact of current and future laws affecting the Company’s operations, (x) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, and (xi) regional disruptions in transportation. Other factors that might cause or contribute to such a discrepancy between expected and actual results include, but are not limited to, those factors identified in our Securities and Exchange Commission filings (including our Annual Report on Form 10-K for 2004), other public documents and recent press releases, which can be found on our corporate web site, www.stonepath.com.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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